Exhibit j(2)
                                              POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being a Trustee or Officer of BT Insurance Funds Trust, a Massachusetts business trust (the "Trust"), does hereby make, constitute and appoint Elizabeth A. Russell, Julie
A. Tedesco, Linda J. Hoard, and Andrew M. Goldberg, and each of them, attorneys-in-fact and agents of the undersigned with full power and authority of substitution and resubstitution, in any and all capacities, to execute for and on behalf of the undersigned any and all amendments to the Registration
Statement on Form N-1A relating to the shares of the Trust and any other documents and instruments incidental thereto, and to deliver and file the same, with all exhibits thereto, and all documents and instruments in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that said attorneys-in-fact and agents, and each of them, deem advisable or necessary to enable the Trust to effectuate the intents and purposes hereof, and the undersigned hereby fully ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has subscribed his name this 1st day of October, 1999.


/s/William E. Small                                  /s/Desmond G. Fitzgerald
William E. Small                                     Desmond G. Fitzgerald


/s/Robert R. Coby                                    /s/James S. Pasman
Robert R. Coby                                       James S. Pasman


/s/Edward C. Schmults                                /s/Werner Walbroel
Edward C. Schmults                                   Werner Walbroel


 /s/Gerald J. Holland                                /s/Brian J. O'Neill
Gerald J. Holland                                    Brian J. O'Neill